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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material under Rule 14a-12
IntraBiotics Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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2021 Stierlin Court
Mountain View, CA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2001

TO THE STOCKHOLDERS OF INTRABIOTICS PHARMACEUTICALS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the Company), will be held on Friday, June 1, 2001 at 8:00 a.m., local time, at the Company's offices located at 1255 Terra Bella Avenue, Mountain View, California for the following purposes:

1.
To elect three directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors are elected and have been qualified.

2.
To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

3.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 12, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                      By Order of the Board of Directors

                      Robert Jones
                       Secretary

Mountain View, California
April 30, 2001

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

INTRABIOTICS PHARMACEUTICALS, INC.
2021 Stierlin Court
Mountain View, CA 94043

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

June 1, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (IntraBiotics or the Company), for use at the 2001 Annual Meeting of Stockholders to be held on Friday, June 1, 2001, at 8:00 a.m., local time (the Annual Meeting), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices located at 1255 Terra Bella Avenue, Mountain View, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 2001 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on April 12, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 12, 2001, the Company had outstanding and entitled to vote 29,281,909 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2021 Stierlin Court, Mountain View, CA 94043, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 31, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so between February 1, 2002 and March 3, 2002. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of nine (9) members. There are three (3) directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has been qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three (3) nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING:

Michael F. Bigham
Vice Chairman, Corixa Corporation

    Mr. Bigham (age 43) has served as a director since October 1996. Mr. Bigham is currently Vice Chairman of Corixa Corporation, a publicly-traded biotechnology company focused on treatment for autoimmune disorders, oncology and infectious disease. From 1996 to December 2000, Mr. Bigham served as President and Chief Executive Officer of Coulter Pharmaceuticals, a biotechnology company that was merged into Corixa Corporation in December 2000. From 1988 to 1996, he was Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc., a biotechnology company. From 1984 to 1988, Mr. Bigham was the co-head of Healthcare Investment Banking at Hambrecht & Quist, LLC. He is a member of the Boards of Directors of Corixa Corporation and two private companies.

Liza Page Nelson
Managing Director, Investor Growth Capital, Inc.

    Ms. Nelson (age 41) has served as a director since December 1999. From 1998 to the present Ms. Nelson has been a Managing Director at Investor Growth Capital, Inc., a private equity investment group that advises Investor AB and its affiliates (including Investor Growth Capital Limited) on global investments in healthcare and information technology. Investor AB is an industrial holding company publicly traded in Stockholm and London. From 1988 to 1998, Ms. Nelson was affiliated with Pfizer Inc, a pharmaceutical company, where she held a variety of business development and strategic planning positions including Senior Director-Business Development for Pfizer US Pharmaceuticals and Pfizer Health Solutions, Inc. Ms. Nelson is a member of the Board of Directors of Axcan Pharma Inc., a pharmaceutical company, and two private companies.

Jack S. Remington, M.D.
Chairman, Department of Immunology and Infectious Diseases,
Research Institute of the Palo Alto Medical Foundation

    Dr. Remington (age 70) has served as a director since October 1996. Dr. Remington is a nationally recognized authority in the field of infectious disease medicine, and received the 1996 Bristol Award of the Infectious Disease Society of America (IDSA). He currently serves as Professor, Department of Medicine, Division of Infectious Diseases and Geographic Medicine, Stanford University School of Medicine. In addition, Dr. Remington consults to leading pharmaceutical companies with regard to antibiotic research and development and serves on numerous editorial boards of medical journals. He is a past President of the Infectious Disease Society of America.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING:

Kathleen D. LaPorte
General Partner, the Sprout Group

    Ms. LaPorte (age 39) has served as a director since January 1994. Since 1993, Ms. LaPorte has been affiliated with the Sprout Group, the venture capital affiliate of Credit Suisse First Boston. From August 1987 to January 1993, Ms. LaPorte was a principal at Asset Management Company, a venture capital firm focused on early stage technology investments. Ms. LaPorte is a member of the boards of directors of six privately held companies.

Gary A. Lyons
President and Chief Executive Officer, Neurocrine Biosciences, Inc.

    Mr. Lyons (age 50) has served as a director since December 1999. From 1993 to the present, Mr. Lyons has been President and Chief Executive Officer of Neurocrine Biosciences, Inc., a biopharmaceutical company. From 1983 to 1993, Mr. Lyons was affiliated with Genentech, Inc. and served as Vice President of Business Development and Vice President of Sales. He is a member of the Board of Directors of Vical Inc., a gene delivery biopharmaceutical company.

Jane E. Shaw, Ph.D.
Chairman and Chief Executive Officer, AeroGen, Inc.

    Dr. Shaw (age 62) has served as director since August 1996 and served as Chairman of IntraBiotics from August 1996 to October 2000. Dr. Shaw is Chairman and Chief Executive Officer of AeroGen, Inc., a pulmonary drug delivery company. From 1987 to 1994, she was President and Chief Operating Officer of ALZA Corporation, a pharmaceutical company. Dr. Shaw is also a member of the Board of Directors of Intel Corporation, McKesson HBOC, Inc. and Boise Cascade Corporation.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING:

Fritz R. Bühler, Prof. Dr. Med.
Vice Chairman of the Board, International Biomedicine Management Partners, Inc.

    Prof. Dr. Bühler (age 61) has served as a director since December 1998. He is currently Vice Chairman of the Board of International Biomedicine Management Partners, Inc. and serves as Director of the European Center for Pharmaceutical Medicine at the University Hospital of Basel in Switzerland. From 1991 to 1995, Prof. Dr. Bühler was responsible for worldwide clinical research and development at F. Hoffmann-La Roche Ltd., a pharmaceutical company. From 1987 to 1990, he was head of the Department of Research at the University Hospital of Basel in Switzerland and performed clinical work as a cardiologist at the University Hospitals, as well as at Columbia University in New York and Harvard

University in Boston. Prof. Dr. Bühler is a member of the Board of Directors of Anadys Pharmaceuticals Inc., a drug discovery company.

Kenneth J. Kelley
Chairman, President and Chief Executive Officer of the Company

    Mr. Kelley (age 42) founded IntraBiotics in 1994 and has served as President, Chief Executive Officer and Director since its inception. He was elected Chairman of the Board in October 2000. From 1988 to 1993, he was a Senior Associate at Institutional Venture Partners, a venture capital firm. From 1991 to 1992, he served as Chief Operating Officer for CV Therapeutics, a cardiovascular biotechnology company. Mr. Kelley has also held positions at McKinsey & Company, an international consulting firm, and at Integrated Genetics, now Genzyme, Inc.

John M. Padfield, Ph.D
Chief Executive Officer, Nycomed-Amersham Imaging

    Dr. Padfield (age 54) has served as a director since June 1998. From 1999 to the present, Dr. Padfield has been the Chief Executive Officer of Nycomed-Amersham Imaging, a predictive and therapeutic medicine company based in Buckinghamshire, England and a member of the Board of Directors of Nycomed-Amersham plc, a pharmaceutical and biotechnology company. From 1994 to 1999, Dr. Padfield has served as Chief Executive Officer of Chiroscience Group plc, an emerging pharmaceutical company based in Cambridge, England. He also is the past Chairman of the Board of the BioIndustry Association in the United Kingdom. From 1979 to 1994, Dr. Padfield was affiliated with Glaxo Holdings plc, where he held board positions in several subsidiary companies, most recently as Managing Director of Glaxo Manufacturing Services Ltd.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 2000, the Board of Directors held six (6) meetings and acted by unanimous written consent three (3) times. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors quarterly to review the results of the annual audit and discuss the financial statements; recommends to the Board of Directors the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three (3) outside directors: Ms. LaPorte, Ms. Nelson and Dr. Shaw. All members of the Company's Audit Committee are independent as defined in Rule 4200(a)(14) of the NASD listing standards. The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three (3)  outside directors: Mr. Bigham, Dr. Padfield and Dr. Shaw. It met six (6) times during such fiscal year and acted by unanimous written consent two (2) times.

    During the fiscal year ended December 31, 2000, all directors except Mr. Bigham attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company's management is responsible for preparing the Company's financial statements and Ernst & Young LLP, the independent auditors, are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors.

    In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management has represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors.

    The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee and the independent auditors have discussed the auditors' independence from the Company and its management, including the matters in those written disclosures. Additionally, the Committee considered the financial information systems services and other non-audit services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services.

    The Audit Committee has discussed with the Company's independent auditors, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors on February 1, 2001, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board has approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

AUDIT COMMITTEE

Jane E. Shaw, Ph.D., Director
Kathleen D. LaPorte, Director
Liza Page Nelson, Director

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the 2001 Annual Meeting.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

    AUDIT FEES.  During the fiscal year ended December 31, 2000, the aggregate fees from Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements was $137,500.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.  During the fiscal year ended December 31, 2000, the Company did not have any fees from Ernst & Young LLP for information technology consulting.

    ALL OTHER FEES.  During fiscal year ended December 31, 2000, the aggregate fees from Ernst & Young LLP for professional services other than audit and information technology consulting services were $301,060, including audit related services of $276,370 and non-audit services of $24,690. Audit related services generally include fees for SEC registration statements including the Company's initial public offering and accounting consultation.

    The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

    During the fiscal year ended December 31, 2000, none of the total hours expended on the Company's financial audit by Ernst & Young LLP were provided by persons other than Ernst & Young LLP full-time permanent employees.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 1, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Investor Growth Capital Ltd. (2) P.O. Box 626 National Westminster House Le Truchot St. Peter Port Guernsey Channel Island GY1 4PW	3,675,000	12.3%
Massachusetts Financial Services Company 500 Boylston Street Boston, MA 02116	2,805,184	9.6
Entities Affiliated with Credit Suisse First Boston, Inc. (3) 11 Madison Avenue New York, NY 10010	2,719,133	9.3
Entities Affiliated with Bowman Capital (4) 1875 South Grant Street, Suite 600 San Mateo, CA 94402	2,496,866	8.5
The St. Paul Companies, Inc. (5) 385 Washington Street St. Paul, MN 55102	1,941,428	6.6
Delaware Management Holdings (6) 2005 Market Street Philadelphia, PA 19103	1,715,842	5.9
Michael F. Bigham (7)	54,476	*
Fritz R. Bühler (8)	917,667	3.1
Kenneth J. Kelley (9)	817,040	2.8
Gary A. Lyons (10)	5,750	*
Kathleen D. LaPorte (3)	2,684,848	9.2
Liza Page Nelson (2)	3,675,000	12.3
John M. Padfield (11)	8,114	*
Jack S. Remington (12)	13,166	*
Jane E. Shaw (13)	43,036	*
John C. Fiddes (14)	261,062	*
Henry J. Fuchs (15)	134,155	*
Chee-liang Leo Gu (16)	115,258	*
Natalie L. McClure (17)	32,141	*
Sandra J. Wrobel (18)	45,308	*
All executive officers and directors as a group (14 people) (19)	8,807,021	29.0

*
Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o IntraBiotics Pharmaceuticals, Inc., 2021 Stierlin Court, Mountain View, California 94043. Applicable percentages are based on 29,258,392 shares outstanding on March 1, 2001, adjusted as required by rules promulgated by the SEC.

(2)
Includes 2,187,500 shares held by Investor Growth Capital Limited (Investor Growth) and 937,500 shares held by Investor Group L.P., an affiliate of Investor Growth. Also includes 385,000 and 165,000 shares Investor Growth and Investor Group, respectively, have the right to acquire pursuant to outstanding warrants exercisable within 60 days of March 1, 2001. Ms. Nelson, a director of IntraBiotics Pharmaceuticals, Inc., is a Managing Director of Investor Growth Capital, Inc. which advises Investor Growth on its investments. In such capacity, Ms. Nelson may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially held by Investor Growth and Investor Group. Ms. Nelson disclaims beneficial ownership of the shares held by Investor Growth and Investor Group within the meaning of Rule 13d-3 under the Securities Act of 1934.

(3)
Includes 51,665 shares held by Credit Suisse First Boston (USA), Inc. (Credit Suisse USA), a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Also includes 247,962 shares held by DLJ Capital Corporation (DLJ) a wholly-owned subsidiary of Credit Suisse USA, 955,527 shares held by Sprout Capital VI, L.P. (Sprout VI) and 1,450,133 shares held by Sprout Capital VII, L.P. (Sprout VII). DLJ is the managing general partner of Sprout VI and Sprout VII. Also includes 23,846 shares held by Sprout CEO Fund, L.P. (Sprout CEO) of which DLJ is the general partner. Ms. LaPorte, a director of IntraBiotics Pharmaceuticals, Inc., is a Divisional Managing Director of DLJ and is a general partner of the general partners of Sprout VI and Sprout VII. In such capacity, Ms. LaPorte may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by DLJ, Sprout VI, Sprout VII and Sprout CEO. Ms. LaPorte disclaims beneficial ownership of the shares held by DLJ, Sprout VI, Sprout VII and Sprout CEO within the meaning of Rule 13d-3 under the Securities Act of 1934.

(4)
Includes 705,353 shares held by Bowman Capital Technology Fund L.P. (Technology), 389,527 shares held by Bowman Capital Founders Fund L.P. (Founders), 17,300 shares held by Bowman Capital Crossover Fund L.P. (Crossover), 1,213,471 shares held by Bowman Capital Technology Offshore Fund Limited (Tech Offshore), 13,500 shares held by Bowman Capital Founders Offshore Fund Cayman Limited (Founders Offshore) and 157,715 shares held by Lawrence A. Bowman. Mr. Bowman is the managing member and president of Bowman Capital Management, L.L.C. which serves as investment manager and has investment discretion over the shares held by Tech Offshore and Founders Offshore and is the general partner of Technology, Founders and Crossover.

(5)
Includes 1,886,828 shares held by St. Paul Fire and Marine Insurance Company (St. Paul Fire and Marine) a wholly-owned subsidiary of The St. Paul Companies, Inc. (St. Paul) and 54,600 shares held by St. Paul Venture Capital IV, L.L.C (St. Paul Venture). St. Paul Fire and Marine is the 99% owner of St. Paul Venture.

(6)
Delaware Management Holdings (Delaware Holdings) has sole voting power with respect to 1,704,293 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,708,642 shares and shared dispositive power with respect to 7,200 shares. Delaware Management Business Trust, a wholly-owned subsidiary of Delaware Holdings, has sole voting power with respect to 1,615,900 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,608,700 shares and shared dispositive power with respect to 7,200 shares.

(7)
Includes 12,166 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(8)
Includes 916,667 shares held by International BM Biomedicine Holdings Inc. Dr. Bühler, a director of IntraBiotics Pharmaceuticals, Inc., is Vice Chairman of the Board of International Biomedicine Management Partners Inc. In such capacity, Dr. Bühler may be deemed to have an indirect interest in an indeterminate portion of the shares beneficially owned by International BM Biomedicine Holdings Inc. Dr. Bühler disclaims beneficial ownership of the shares held by International BM Biomedicine Holdings Inc. within the meaning of Rule 13d-3 under the Securities Act of 1934.

(9)
Includes 176,354 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001. Also includes 10,000 shares held in irrevocable trusts with an independent trustee for Mr. Kelley's children. Mr. Kelley disclaims beneficial ownership of the shares held by his children.

(10)
Includes 4,750 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(11)
Represents shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(12)
Includes 12,166 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(13)
Includes 28,750 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(14)
Includes 111,062 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(15)
Includes 133,055 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(16)
Includes 20,208 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001 and 10,000 shares held in the name of Dr. Gu's minor children.

(17)
Includes 30,375 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(18)
Includes 43,208 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(19)
See footnotes 2, 3 and 7 through 18 above, as applicable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the 1934 Act) requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Our directors receive no cash compensation for their services as directors but are reimbursed for their reasonable expenses in attending Board meetings. All directors are eligible to participate in the 1995 Incentive Stock Plan and the 2000 Equity Incentive Plan. Employee directors are eligible to participate in our 2000 Employee Stock Purchase Plan.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ended December 31, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other five most highly compensated executive officers at December 31, 2000 (the Named Executive Officers). In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all our salaried employees and certain perquisites and other personal benefits received by the Named Executive Officers, which do not exceed the lessor of $50,000 or 10 Percent of any such officer's salary and bonus disclosed in this table. As permitted by the rules promulgated by the SEC, no amounts are shown for 1998:

Summary Compensation Table

				Long-Term Compensation
		Annual Compensation
				Securities Underlying Options
Name and Principal Position	Year	Salary	Bonus
Kenneth J. Kelley	2000	$330,000	$50,000	25,000
President, Chief Executive Officer and Chairman	1999	277,083	50,000	75,000
Henry J. Fuchs, M.D.	2000	250,000	—	12,500
Vice President, Clinical Affairs	1999	221,667	—	34,791
Sandra J. Wrobel	2000	235,000	—	12,500
Chief Financial Officer and Vice President, Business Operations	1999	50,000	—	150,000
John C. Fiddes, Ph.D	2000	210,000	—	12,500
Chief Technical Officer and Vice President, Preclinical Research	1999	205,423	—	21,875
Chee-liang Leo Gu, Ph.D	2000	190,000	—	50,000
Vice President, Pharmaceutical Development	1999	158,333	—	35,416
Natalie L. McClure, Ph.D	2000	190,000	—	17,500
Vice President, Regulatory Affairs	1999	36,458	—	105,000

STOCK OPTION GRANTS

    The Company grants options to its executive officers currently under its 2000 Equity Incentive Plan and previously under its 1995 Stock Option Plan (collectively, the Incentive Plans). As of April 12, 2001, options to purchase a total of 6,058,463 shares were outstanding under the Incentive Plans and options to purchase 3,605,574 shares remained available for grant under the 2000 Equity Incentive Plan.

    The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
		Percent of Total Options Granted to Employees in Fiscal Year(2)
	Number of Securities Underlying Options Granted (1)
			Exercise Price (per share) (3)
				Expiration Date
Name					5%	10%
Kenneth J. Kelley	25,000	1.0%	$4.00	1/14/2010	$510,835	872,653
Henry J. Fuchs, M.D.	12,500	0.5%	4.00	1/14/2010	255,418	436,327
Sandra J. Wrobel	12,500	0.5%	4.00	1/14/2010	255,418	436,327
John C. Fiddes, Ph.D	12,500	0.5%	4.00	1/14/2010	255,418	436,327
Chee-liang Leo Gu, Ph.D	50,000	2.0%	4.00	1/14/2010	1,021,671	1,745,307
Natalie L. McClure, Ph.D	17,500	0.7%	4.00	1/14/2010	357,585	610,857

(1)
All options have a term not greater than 10 years from the grant date. The Board of Directors determines the time or times during the term when the options may be exercised. Options generally vest ratably over a period ranging from four to six years.

(2)
Based upon options to purchase an aggregate 2,537,475 shares of common stock that were granted in the fiscal year ended December 31, 2000.

(3)
The exercise price per share of each option granted was equal to the fair market value of the common stock as determined by the Board of Directors on the date of the grant.

(4)
Potential realizable values are computed by (a) multiplying the number of shares of common stock subject to a given option by the initial offering price of $15.00 per share, (b) assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire 10-year term of the option and (c) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of the stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth as to the Named Executive Officers, information concerning options held as December 31, 2000 and exercised during the fiscal year ended December 31, 2000.

	Number of Securities Underlying Unexercised Options at December 31, 2000
			Value of Unexercised In-the-Money Options at 12/31/2000 (1)
					Shares Acquired	Value Realized (2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth J. Kelley	148,438	326,042	$1,294,653	$2,719,612	—	$—
Henry J. Fuchs, M.D.	123,957	133,334	1,159,025	1,097,715	—	—
Sandra J. Wrobel	33,541	128,959	266,793	1,022,269	—	—
John C. Fiddes, Ph.D	102,604	121,771	957,772	1,004,025	—	—
Chee-liang Leo Gu, Ph.D	12,708	104,741	106,794	730,516	32,050	61,168
Natalie L. McClure, Ph.D.	22,707	99,793	168,559	730,504	—	—

(1)
The information regarding the value of unexercised in-the-money options is based on the closing sales price as reported on the Nasdaq Stock Market on December 29, 2000 of $9.625 per share minus the per share exercise price, multiplied by the number of shares underlying the option.

(2)
The information regarding the value realized reflects the fair market value of our Common Stock underlying the option on the date of exercise minus the aggregate exercise price of the option.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(2)

    The Compensation Committee is composed entirely of non-employee, independent members of the Board of Directors. Decisions on compensation matters relating to the Company's President and Chief Executive Officer, Kenneth J. Kelley, and the Company's other executive officers are generally made by the Compensation Committee. The Compensation Committee also administers the Company's equity benefit plans including the 2000 Equity Incentive Plan (the 2000 Plan) under which option grants may be made to executive officers and other key employees.

(2)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

GENERAL COMPENSATION POLICY

    The Compensation Committee's overall policy as to executive compensation is to ensure that an appropriate relationship exists between the total compensation package established for each executive officer and the creation of stockholder value, while at the same time assuring that compensation is sufficiently competitive to motivate and retain key executives. In furtherance of this goal, executive compensation is structured so as to integrate competitive levels of annual base salary with discretionary stock options based upon individual and corporate performance. This annual cash compensation, together with the payment of equity incentives in the form of stock option grants, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

FACTORS

    Since the Company is in the development stage, the use of traditional performance standards (such as profit levels and return on equity) is not appropriate in evaluating the performance of the executive officers. In particular, the unique nature of the biotechnology industry, specifically, the absence of revenues and the fact that the Company's stock performance is often a consequence of larger market forces than of actual Company achievements, makes it difficult to tie performance objectives to standard financial considerations. The primary factors that were considered in establishing the components of each executive officer's compensation package for the 2000 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of strategic performance, for future fiscal years.

BASE SALARY

    When establishing or reviewing base compensation levels for each executive officer, the Committee considers numerous factors, including the qualifications of the executive and his or her level of relevant experience, strategic goals for which the executive has responsibility, specific accomplishments of the executive during the last fiscal year and the compensation levels in effect at companies in the biotechnology industry that compete with the Company for business and executive talent.

    Base salaries are reviewed annually, and adjustments to each executive officer's base salary are made to reflect individual performance. Salary increases are based on survey information taken from the biotechnology industry for companies of similar size (150 to 499 employees, taking into account that the Company is at the lower end of this range). A major objective, accordingly, is to have base salary levels commensurate with those of comparable positions with similar companies, given the level of seniority and skills possessed by the executive officer in question and the Committee's assessment of such executive's performance over the year.

LONG-TERM INCENTIVE COMPENSATION

    The Compensation Committee has the authority under the 2000 Plan to provide executives and other key employees with equity incentives including stock option grants. Generally, the size of each option grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but there is also taken into account comparable awards made to individuals in similar positions in the industry, as reflected in external surveys, the individual's potential for future responsibility and promotion and the individual's performance in the recent period. The Compensation Committee has also established general guidelines for maintaining the unvested option holdings of each executive officer at a targeted level based upon his or her position with the Company, and option grants are periodically made to maintain the targeted levels. However, the Committee does not strictly adhere to these guidelines, and the relative weight given to each of the foregoing factors varies from individual to individual, as the Compensation Committee deems appropriate under the circumstances.

    The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of Common Stock at a fixed price per share equal to the market price on the grant date over a specified period of up to ten years. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price appreciates over the option term. All options currently held by executive officers have an exercise price equal to the fair market value of the Company's Common Stock as of the grant date.

CHIEF EXECUTIVE OFFICER COMPENSATION

    In setting the compensation payable for the 2000 fiscal year to the Company's Chairman, President and Chief Executive Officer, Kenneth J. Kelley, the Committee reviewed a detailed performance evaluation compiled for Mr. Kelley. Such review considered Mr. Kelley's qualifications, the level of experience brought to his position and gained while in the position, Company goals for which Mr. Kelley had responsibility, specific accomplishments to date, and the importance of Mr. Kelley's individual achievement in meeting company goals and objectives set during the prior year. In addition, the Compensation Committee surveyed the salary levels in effect for chief executive officers in the biotechnology industry of similar size companies.

    In determining Mr. Kelley's compensation level, the Committee sought to establish a competitive rate of base salary, while at the same time tying a significant percentage of his overall compensation package to individual and Company performance, such as the attainment of certain milestones in the testing of clinical products and Mr. Kelley's achievements in recruiting individuals to serve in key positions in the Company. Based on these factors, the Committee increased Mr. Kelley's base salary level to $330,000. The level of base salary set for Mr. Kelley was in the 25th to 50th percentile range of the surveyed salary for the similar companies.

    To reward performance, IntraBiotics provides its Chairman, President and Chief Executive Officer with additional current compensation in the form of an executive cash bonus which is competitive with annual incentives provided by other similar companies in the biotechnology industry. For the 2000 fiscal year, Mr. Kelley received cash incentive compensation of $50,000.

    During the 2000 fiscal year, the Committee also granted Mr. Kelley options to purchase up to 25,000 shares of the Company's Common Stock under the 2000 Plan, at an exercise price of $4.00 per share. The grant was intended to provide Mr. Kelley with a meaningful incentive to continue in the Company's employ and contribute to the Company's financial success, as reflected in the future appreciation in the market price of the Company's Common Stock.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1.0 million paid to certain of the corporation's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 2000 fiscal year did not exceed the $1.0 million limit per officer, nor is it expected that the non-performance-based compensation to be paid to the Company's executive officers for fiscal 2001 will exceed that limit. The 2000 Equity Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of options granted under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer approach the $1.0 million level.

COMPENSATION COMMITTEE

Jane E. Shaw, Ph.D., Director
Michael F. Bigham, Director
John M. Padfield, Ph.D., Director

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Compensation Committee was, at any time since our formation, an officer or employee of IntraBiotics. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN TRANSACTIONS

    We have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as officers or directors.

PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows a comparison of the total stockholder returns of an investment of $100 in cash on March 28, 2000, the date IntraBiotics' Common Stock began public trading on the Nasdaq Stock Market, through December 31, 2000 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Index and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends.

COMPARISON OF NINE-MONTH CUMULATIVE TOTAL RETURN*
AMONG INTRABIOTICS PHARMACEUTICALS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

(1)
This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      Robert L. Jones
                       Secretary

April 30, 2001

    A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K, as amended, for the fiscal year ended December 31, 2000 is available without charge upon written request to: Corporate Secretary, IntraBiotics Pharmaceuticals, 2021 Stierlin Court, Mountain View, CA 94043.

APPENDIX A

INTRABIOTICS PHARMACEUTICALS, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose:

    The purpose of the Audit Committee (the Audit Committee) of the Board of Directors (the Board) of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the Company), shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide the Board with the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention.

Composition:

    The Audit Committee shall be comprised of a minimum of three (3) members of the Board, all of whom shall be independent directors. The members of the Audit Committee and its Chairperson will be appointed by and serve at the discretion of the Board.

    The charter and powers of the Audit Committee of the Board of Directors shall be:

  •
  Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

  •
  Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company;

  •
  Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy:

    The Audit Committee shall have the following specific powers and duties:

1.
Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairperson of the Audit Committee or at the request of the independent accountants;

2.
Creating an agenda for the ensuing year;

3.
Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

4.
Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

5.
Reviewing with management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings;

6.
Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

A-1

7.
Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein;

8.
Reviewing the adequacy of the Company's systems of internal control;

9.
Obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

10.
Providing an independent, direct communication between the Board of Directors, internal auditors and independent accountants;

11.
Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

12.
Reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company's employment policies and the results of confirmations and violations of such Code;

13.
Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

14.
Reviewing the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions;

15.
Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

16.
Maintaining minutes or other records of meetings and activities of the Audit Committee;

17.
Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

18.
Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

19.
Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

A-2

INTRABIOTICS PHARMACEUTICALS, INC.
Proxy for Annual Meeting of Stockholders

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2001

    The undersigned hereby appoints Kenneth Kelley, Sandra Wrobel and Robert Jones, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the Company), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1255 Terra Bella Avenue, Mountain View, California 94043 on Friday, June 1, 2001 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE

/*\ FOLD AND DETACH HERE /*\

INTRABIOTICS PHARMACEUTICALS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /*/

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

Proposal 1:	To elect three directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors are elected and have qualified.	FOR all nominees listed below (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed below.
NOMINEES:	(01) Michael F. Bigham (02) Liza Page Nelson (03) Jack S. Remington	/ /	/ /
To withhold authority to vote for any nominee(s), write such nominee's(s') name below

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposal 2:	To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.	For / /	Against / /	Abstain / /

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Date	2001

Signature	Date	2001

/*\ FOLD AND DETACH HERE /*\

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
STOCK OPTION GRANTS
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX A
INTRABIOTICS PHARMACEUTICALS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS